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                                   EXHIBIT 21

                                  SUBSIDIARIES



                                                       Jurisdiction
Name                                                  of Organization
----                                                  ---------------
IT Network, Inc.                                           Texas
Interactive Channel Technologies Inc.                 Ontario, Canada
997758 Ontario Inc.                                   Ontario, Canada
Cable Share International Inc.                           Barbados
Cableshare B.V.                                         Netherlands
Cableshare (U.S.) Limited                                Illinois
1229501 Ontario Inc.                                  Ontario, Canada